UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2018 (June 12, 2018)

Asia Equity Exchange Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2501A, Skyline Tower, 39 Investorg Kwong Road,

Kowloon Bay, Hong Kong

(Address of Principal Executive Offices)

+852-2818 2998

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Xiangyu Wang

On June 12, 2018, Mr. Xiangyu Wang notified Asia Equity Exchange Group, Inc. (the “Company”) of his resignation as the chairman of the Company’s board of directors (the “Board”) and his positions as Chief Executive Officer and President of the Company, effective immediately. Mr. Wang’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Song Gao

On June 12, 2018, the Board appointed Ms. Song Gao to fill the vacancy of the chairman of the Board and the positions of Chief Executive Officer and President created by the resignation of Mr. Xiangyu Wang, effective immediately.

The biographical information of Ms. Gao is set forth below.

Ms. Gao, age 50, has more than 20 years of experience in the financial industry. She has served as a vice president of the Company since March 13, 2017. Prior to joining the Company, Ms. Gao was employed for more than 15 years by Ping An Insurance (Group) Company of China, Ltd., a financial services company, most recently as general manager from April 1989 to May 2004. From June 2013 to August 2015, Ms. Gao served as a general manager for the VIP Service Center of Baihe.com, a dating services company. From September 2015 to November 2015 Ms. Gao served as president of China Fortune Club of China Create Financial Holding Group Co., Ltd., a financial service company. From March 2016 to February 2017, Ms. Gao served as a general manager at Shenzhen Holy Fire Media Co., Ltd., an advertising and media company. Ms. Gao graduated from the Management College of the Agricultural Bank of China in Changchun where she received an associate degree in finance and in 1997 received a master’s degree in business management from Tianjin University.

There is no family relationship that exists between Ms. Gao and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Gao and any other persons pursuant to which she was selected as a director of the Board, on June 15, 2018, and there are no transactions between the Company and Ms. Gao that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA EQUITY EXCHANGE GROUP, INC.

Date: June 15, 2018	By:	/s/ Yau Chit Man Samuel
	Name:	Yau Chit Man Samuel
	Title:	Chief Financial Officer